Exhibit 5.1

[Letterhead of Mello Jones & Martin]

December 9, 2009

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

Re:    Tsakos Energy Navigation Limited

Ladies and Gentlemen:

We have acted as special Bermuda counsel to Tsakos Energy Navigation Limited, a Bermuda company (the “Company”), in connection with the public offering of up to 3,000,000 common shares, par value $1.00 per share (the “Shares”), all of which Shares are to be offered and sold by the Company from time to time in accordance with the terms of the Distribution Agency Agreement, dated as of December 4, 2009, by and between the Company and Credit Suisse Securities (USA) LLC (the “Distribution Agency Agreement”) and as described in the prospectus supplement dated December 4, 2009 (the “Prospectus Supplement”) and the accompanying prospectus dated July 14, 2009 (such documents, collectively, the “Prospectus”) that form part of the Company’s effective registration statement on Form F-3, as amended (File No. 333-159218) (the “Registration Statement”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Certificate of Incorporation, Certificates of Incorporation on Change of Name, Certificate of Registration of Altered Memorandum of Association, Memorandum of Association and Bye-laws (collectively, the “Constitutional Documents”), the Registration Statement and Prospectus included therein, the Prospectus Supplement, the Distribution Agency Agreement, the resolutions of the Board of Directors of the Company dated May 12, 2009 and December 2, 2009 authorizing, among other things, the issue of the Shares (the “Resolutions”) and such other documents and records as we have deemed necessary. The documents referred to in this paragraph are collectively referred to herein as the “Documents”.

In our examination of the Documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the Documents, the authenticity of all Documents submitted to us as originals, the conformity to the original documents of all Documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such Documents. For the purposes of this opinion, we have relied solely upon a Certificate of the Secretary of the Company as to the due adoption and continued effectiveness as of the date hereof of all the Resolutions.

We have also assumed that (i) the Prospectus, Prospectus Supplement, Registration Statement and Distribution Agency Agreement which we have examined for the purposes of this opinion do not differ in any material respect from those approved by the Board of Directors of the Company pursuant to the Resolutions, and that, when filed (in respect of the Registration Statement, Prospectus and Prospectus Supplement ) or executed and delivered (in respect of the Distribution Agency Agreement), the Registration Statement, Prospectus, Prospectus Supplement and the Distribution Agency Agreement were in a form which did not differ in any material respect from the forms we have examined for the purposes of this opinion, (ii) the Shares will be delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof; and (iii) all Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of Bermuda in respect of which we are opining).

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that the Shares, when issued and delivered, will be duly and validly issued, fully paid and non-assessable.

This opinion is limited to the matters stated herein. We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relate to compliance with or matters governed by the laws of any jurisdiction except Bermuda.

This opinion has been prepared for use in connection with the filing by the Company of a Current Report on Form 6-K, which will be incorporated by reference into the Registration Statement and Prospectus.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the above-described Form 6-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours faithfully,

/s/ MELLO JONES & MARTIN